UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 Current Report
                                  Pursuant to
                              Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported):  June 16, 1997



                          ALLMERICA FINANCIAL CORPORATION
                (Exact name of Registrant as specified in its charter)




                  Delaware             1-13754           04-3263626
       (State or other jurisdic-   (Commission File   (I.R.S. Employer
         tion of Incorporation)          Number)         I.D. Number)







              440 Lincoln Street, Worcester, Massachusetts 01653
                  (Address of Principal Executive Offices)
                                  (Zip Code)


                                (508) 855-1000
              (Registrant's Telephone Number including area code)


                               Page 1 of 5 pages
                            Exhibit Index on page 4


Item 5.  Other Events.

On June 16, 1997, Allmerica Financial Corporation announced that its merger with Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") is expected to close on or about July 16, 1997. Through the transaction, Allmerica Financial will acquire the 40.5 percent of Allmerica P&C that it does not already own. A copy of the press release is attached as Exhibit 1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 1 Press Release dated June 16, 1997, announcing Allmerica Financial Corporation's expected closing date for the Allmerica Property & Casualty Companies, Inc. merger.

                                  SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ALLMERICA FINANCIAL
                                               CORPORATION



                                  By:      /s/ John F. Kelly,
                                           John F. Kelly
                                           Vice President, General Counsel,
                                           and Assistant Secretary


Date:  June 18, 1997

Exhibit Index

Exhibit 1 Press Release dated June 16, 1997, announcing Allmerica Financial Corporation's expected closing date for the Allmerica Property & Casualty Companies, Inc. merger.

EXHIBIT 1


ALLMERICA FINANCIAL CORP.  ANNOUNCES EXPECTED CLOSING DATE
FOR ALLMERICA PROPERTY & CASUALTY COMPANIES, INC. MERGER

WORCESTER, Mass., June 16, 1997 - Allmerica Financial Corporation (NYSE: AFC) today announced that its merger with Allmerica Property & Casualty Companies, Inc. (NYSE: APY) is expected to close on or about July 16, 1997. Through the transaction, Allmerica Financial will acquire the 40.5 percent of Allmerica P&C that it does not already own. An information statement and notice in regard to the merger is being mailed to Allmerica P&C shareholders of record as of May 28, 1997.


Under the terms of the transaction, Allmerica P&C shareholders will receive the right to exchange each share of Allmerica P&C common stock for $17.60 in cash and 0.40 shares of Allmerica Financial common stock. However, if prior to the closing date, Allmerica Financial's 10-day average closing stock price for the period ending five trading days prior to closing falls below $36.00 per share or exceeds $41.00 per share, the cash component of the merger consideration will be adjusted so that the value received by Allmerica P&C shareholders in the exchange is not less than $32.00 per share and not more than $34.00 per share. In addition, in lieu of receiving the specified combination of cash and stock, Allmerica P&C shareholders may elect to receive consideration either entirely in cash or the common shares of Allmerica Financial, which amounts are also subject to adjustment and will be limited by the aggregate amounts of Allmerica Financial common stock and cash issuable in the merger. An aggregate of approximately
9.67 million shares of Allmerica Financial common stock will be issued to Allmerica P&C shareholders in the transaction.

Allmerica P&C shareholders will be sent merger consideration election materials following the closing of the transaction.
The election deadline is expected to be on or about August
13, 1997.


Allmerica Financial Corporation, headquartered in Worcester, Mass., is the holding company for a diversified group of insurance and financial services companies. Allmerica Financial markets insurance and retirement savings products, as well as group benefit programs, to individual and institutional clients. Allmerica Financial offers property and casualty insurance products and services through Allmerica P&C.


Allmerica P&C is among the top 30 property and casualty insurers in the United States, based on net written premiums. Allmerica P&C is regionally focused in the Northeast and Michigan, and operates through two primary subsidiaries, The Hanover Insurance Company and Citizens
Corporation (NYSE: CZC).


CONTACTS:  Investors: Jean Peters   Media: Michael Buckley

                    (508) 855-3599         (508) 855-3099